EXHIBIT 23.9



                  Consent of Coopers & Lybrand L.L.P.,

                     Certified Public Accountants,

                         dated October 15, 1996

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-11 (File No. 33-78790) of our report dated January 22, 1996 on our audits of the financial statements of CNL American Properties Fund, Inc. We also consent to the reference to our Firm under the caption "Experts".

/S/ COOPERS & LYBRAND L.L.P.
    ------------------------
    COOPERS & LYBRAND L.L.P.


Orlando, Florida
October 15, 1996